AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 10th day of November, 2000, by and between Pacific International Holding, Inc., a Utah corporation ("PIH") and Tamasik Technologies Corporation, a Utah corporation ("Tamasik") and the shareholders of Tamasik ("Shareholders"), with reference to the following:

           A. PIH is a Utah corporation organized in 1986. PIH has authorized capital stock of 60,000,000 shares, $.001 par value, of which 4,844,378 shares are issued and outstanding.

          B. Tamasik, Inc. is a privately held corporation organized under the laws of the State of Utah on June 9, 2000.

          C. The respective Boards of Directors of PIH and Tamasik have deemed it advisable and in the best interests of PIH and Tamasik that Tamasik be acquired by PIH, pursuant to the terms and conditions set forth in this Agreement.

          D. PIH and Tamasik propose to enter into this Agreement which provides among other things that all of the outstanding shares of Tamasik be acquired by PIH, in exchange for shares of PIH and such additional items as more fully described in the Agreement.

          E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:

                           ARTICLE 1
                        THE ACQUISITION

     1.01 At the Closing, a total of 3,395,525 common shares, which represents all of the outstanding shares of Tamasik shall be acquired by PIH in exchange for 3,395,525 restricted common shares of PIH. The shares of PIH to be issued in this transaction shall be issued as set forth in Exhibit A to this Agreement.

     1.02 At the Closing, the Tamasik shareholders will deliver certificates for the outstanding shares of Tamasik, duly endorsed so as to make PIH the sole holder thereof, free and clear of all claims and encumbrances and PIH shall deliver a transmittal letter directed to the transfer agent of PIH directing the issuance of shares to the shareholders of Tamasik as set forth on Exhibit A of this Agreement.

     1.03  Following the reorganization there will be a total  of
8,239,903 shares, $.001 par value, issued and outstanding in PIH.
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     1.04  Following the reorganization, Tamasik will be a wholly owned subsidiary of PIH.

                           ARTICLE 2
                          THE CLOSING

     2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at Lehaman Walstrand
& Associates, 620 Judge Bldg, 8 East broadway, Salt Lake City, UT. 84111 on or before November 20, 2000, (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

                           ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF PIH

     PIH hereby represents and warrants to Tamasik as follows:

     3.01 PIH shall deliver to Tamasik, on or before Closing, each of the following:

          (a) Financial Statements. Audited financial statements of PIH including, but not limited to, balance sheets and profit and loss statements from fiscal year end 1998, 1999 and unaudited financial statements for the period ending June 2000, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of PIH at the dates thereof. (Schedule A)

          (b) Property. An accurate list and description of all property, real or personal, owned by PIH of a value equal to or greater than $10,000.00. (Schedule B.)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of PIH incurred or owing as of the date of this Agreement. (Schedule C.1.)

           (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which PIH is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by PIH (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $10,000.00 or more annually during the twelve-month period ended December 31, 2000, or any consecutive twelve-month
     period  thereafter,  except any of said   instruments  which
     terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)
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          (e)  Loan Agreements.  Complete and accurate copies  of
     all  loan  agreements and other documents  with  respect  to
     obligations  of  PIH for the repayment of  borrowed   money.
     (Schedule E.)

          (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

          (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of PIH together with all amendments thereto to the date hereof. (Schedule G.)

          (h) Shareholders. A complete list of all persons or entities holding capital stock of PIH or any rights to subscribe for, acquire, or receive shares of the capital stock of PIH (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

          (i) Officers and Directors. A complete and current list of all Officers and Directors of PIH. (Schedule I.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of PIH who received $1,000.00 or more in aggregate compensation from PIH whether in salary, bonus or otherwise, during the year 1999, or who is presently scheduled to receive from PIH a salary in excess of $1,000.00 during the year ending December 2000, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule J.)

          (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of PIH threatened, which may materially and adversely affect PIH. (Schedule K.)

          (l)    Tax Returns.  Accurate copies of all Federal and
     State  tax  returns  for  PIH  for  the  last  fiscal  year.
     (Schedule L.)

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by PIH under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)
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          (n)   Banks.  A true and complete list (in all material
     respects), as of the date of this Agreement, showing (1) the name of each bank in which PIH has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

          (o)   Jurisdictions Where Qualified.   A  list  of  all
     jurisdictions wherein PIH is qualified to do business and is in good standing. (Schedule O.)

            (p) Subsidiaries. A complete list of all subsidiaries of PIH. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which PIH has an interest, direct or indirect.
          (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of PIH, if any. (Schedule Q.)

          (r)  Employee and Consultant Contracts.  A complete and
     accurate list of all employee and consultant contracts which
     PIH  may  have, other than those listed in the schedule   on
     Union Matters.  (Schedule R.)

           (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of PIH in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming PIH as an insured or beneficiary or as a loss payable payee or for which PIH has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by PIH regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming PIH as beneficiary covering the business activities of PIH. (Schedule T.)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of PIH, including presently effective contracts of PIH to be assigned to PIH, accounting for the principle revenues of PIH, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 1999. (Schedule U.)

          (v)  Licenses and Permits.  A complete list of all licenses,
                  permits and other  authorizations of PIH.   (Schedule V.)
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          (vi)

3.02 Organization, Standing and Power. PIH is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

3.03 Qualification. PIH is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which PIH is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

3.04 Capitalization of PIH. The authorized capital stock of PIH consists of 60,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding are 4,844,378 issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the PIH stock.

3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of PIH. This Agreement constitutes the valid and binding obligation of PIH enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by PIH and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of PIH's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which PIH is a party or bound by.

3.06 Absence of Undisclosed Liabilities. PIH has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, PIH shall have no assets or liabilities other than those resulting from the acquisition of Tamasik and those resulting from the limited offering.

3.07 Absence of Changes. Since June 30, 2000 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of PIH, except for changes resulting from completion of those transactions described in Section 5.01.

3.08 Tax Matters. All taxes and other assessments and levies which PIH is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by PIH in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in
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3.09  Section   3.06  includes any and  all  tax  liabilities  of
   whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by PIH income or business prior to the Closing Date.

3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which PIH or its shareholders are a party or by which PIH or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of PIH or any securities representing the right to purchase or otherwise receive any such capital stock of PIH.

3.10 Title to Assets. Except for liens set forth in Schedule C, PIH is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which PIH is a party are valid and in full force and effect on the date hereof, and PIH has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of PIH.

3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either PIH or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of PIH. PIH has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

3.13 Governmental Regulation. To the knowledge of PIH and except as set forth in Schedule K, PIH is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of PIH.

3.14  Brokers and Finders.   PIH shall be solely responsible  for
payment to any broker or finder retained by PIH for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

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3.15  Accuracy of Information.  No representation or warranty  by
PIH contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Tamasik pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules
and   exhibits  hereto)  contains  or  will  contain  any  untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

3.16 Subsidiaries. Except as listed in Schedule P, PIH does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by PIH or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.18 Improper Payments. Neither PIH, nor any person acting on behalf of PIH has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of PIH
(b) any customer, supplier or competitor of PIH or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for PIH or (c) any political party or any candidate for elective political office nor has any fund or other asset of PIH been maintained that was not fully and accurately recorded on the books of account of PIH.

3.19 Copies of Documents. PIH has made available for inspection and copying by Tamasik and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by PIH with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained  information which is true and  correct,  to  the  best knowledge of the Board of Directors of PIH, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of PIH or adversely effect the objectives of this Agreement with respect to Tamasik including, but not limited to, the issuance and subsequent trading of the shares of common stock of PIH to be received hereby, subject to compliance by the shareholders of Tamasik with applicable law.

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                            ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF
                TAMASIK TECHNOLOGIES CORPORATION.

     Tamasik hereby represents and warrants to PIH as follows:

4.01 Tamasik shall deliver to PIH, on or before Closing, the following:

          (a)   Financial Statements.  Audited balance  sheet  of
     Tamasik  as  of  its  inception,  through  June  30,   2000.
     (Schedule AA)

          (b)   Property.  An accurate list and  description   of
     all property, real or personal owned by Tamasik of a value equal to or greater than $1,000.00. (Schedule BB)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of Tamasik incurred or owing as of the date of this Agreement. (Schedule CC.1.)

          (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Tamasik is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Tamasik (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2000 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

          (e)  Loan Agreements.  Complete and accurate copies  of
     all  loan  agreements and  other documents with  respect  to
     obligations  of  Tamasik  for  the  repayment  of   borrowed
     money.  (Schedule EE.)

          (f)  Consents  Required.   A  complete  list  of  all  agreements
     wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

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          (g)  Articles and Bylaws.  Complete and accurate copies
     of  the  Articles of Incorporation and  Bylaws  of  Tamasik,
     together  with all amendments thereto to the  date   hereof.
     (Schedule GG.)

          (h) Shareholders. A complete list of all persons or entities holding capital stock of Tamasik or any rights to subscribe for, acquire, or receive shares of the capital stock of Tamasik (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

          (i)   Officers and Directors.  A complete  and  current
     list  of  all officers and Directors of Tamasik.   (Schedule
     II.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Tamasik who received
     $1,000 or more in aggregate compensation from Tamasik whether in salary, bonus or otherwise, during the year 1999, or who is presently scheduled to receive from Tamasik a salary in excess of $1,000.00 during the year ending December 31, 2000, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

          (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Tamasik threatened, which may materially and adversely affect Tamasik. (Schedule KK.)

          (l)   Tax Returns.  Accurate copies of all Federal  and
     State tax returns for Tamasik, if any.  (Schedule LL.)

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Tamasik under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

          (n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Tamasik has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

          (o)   Jurisdictions Where Qualified. A  list   of   all
     jurisdictions wherein Tamasik is qualified to do business and is in good standing. (Schedule OO.)
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          (p)  Subsidiaries.  A complete list of all subsidiaries
     of  Tamasik.   (Schedule  PP.)   The  term  "Subsidiary"  or
     "Subsidiaries"  shall  include corporations,  unincorporated
     associations,  partnerships,   joint  ventures,  or  similar
     entities  in   which   Tamasik  has an interest,  direct  or
     indirect.

          (q)   Union  Matters.  An accurate list and description
     (in all material respects of union contracts and collective bargaining agreements of Tamasik, if any. (Schedule QQ.)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Tamasik may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

          (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Tamasik in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Tamasik as an insured or beneficiary or as a loss payable payee or for which Tamasik has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Tamasik regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Tamasik as beneficiary covering the business activities of Tamasik. (Schedule TT.)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of Tamasik, including all presently effective contracts of Tamasik to be assigned to Tamasik, accounting for the principle revenues of Tamasik, indicating the dollar amounts of gross revenues of each such customer for the period ended June 30, 2000. (Schedule UU.)

          (v)   Licenses and Permits.  A complete  list  of   all
     licenses,   permits   and other authorizations  of  Tamasik.
     (Schedule VV.)

4.02 Organization, Standing and Power. Tamasik is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

4.03 Qualification. Tamasik is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which Tamasik is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

4.04 Capitalization of Tamasik. The authorized capital stock of Tamasik consists of 50,000,000 shares of Common Stock, par value $.001 per share, of which the only shares issued and outstanding are 3,395,525 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Tamasik stock.

4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Tamasik. This Agreement constitutes the valid and binding obligation of Tamasik , enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Tamasik and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Tamasik 's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Tamasik is a party or bound.

4.06 Absence of Undisclosed Liabilities. Tamasik has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

4.07 Absence of Changes. Since June 30, 2000, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Tamasik , except for changes resulting from completion of those transactions described in Section 5.02.

4.08 Tax Matters. All taxes and other assessments and levies which Tamasik is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Tamasik in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Tamasik income or business prior to the Closing Date.

4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Tamasik or its shareholders are a party or by which Tamasik or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Tamasik or any securities representing the right to purchase or otherwise receive any such capital stock of Tamasik .

4.10 Title to Assets. Except for liens set forth in Schedule CC, Tamasik is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Tamasik is a party are valid and in full force and effect on the date hereof, and Tamasik has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Tamasik.

4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Tamasik , threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Tamasik . Tamasik has substantially
complied   with,   and   is not  in  default   in   any  material
respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

4.13 Governmental Regulation. To the knowledge of Tamasik and except as set forth in Schedule KK, Tamasik is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Tamasik. .

4.14   Broker  and Finders.  Tamasik shall be solely  responsible for  payment to any broker or finder retained by Tamasik for  any
brokerage fees, commissions or finders' fees in connection   with
the transactions contemplated herein.

4.15 Accuracy of Information. No representation or warranty by Tamasik contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to PIH pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.16   Subsidiaries.  Except as listed in Schedule  PP,   Tamasik
does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Tamasik or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

4.18 Improper Payments. No person acting on behalf of Tamasik has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Tamasik , or
(b) any political party or any candidate for elective political office, nor has any fund or other asset of Tamasik been maintained that was not fully and accurately recorded on the books of account of Tamasik.

4.19 Copies of Documents. Tamasik has made available for inspection and copying by PIH and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Tamasik with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Tamasik or adversely affect the objectives of this Agreement.

4.20 Investment Intent of Shareholders. Each shareholder of Tamasik represents and warrants to PIH that the shares of PIH being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                            ARTICLE 5
              CONDUCT AND TRANSACTIONS PRIOR TO THE
                EFFECTIVE TIME OF THE ACQUISITION

5.01  Conduct and Transactions of PIH.   During  the period  from
the date hereof to the date of  Closing,  PIH shall:

          (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

          (b)    Maintain its records and books of account  in  a
     manner   that  fairly  and correctly reflects  its   income,
     expenses, assets and liabilities.

     PIH   shall   not   during  such period,   except   in   the
ordinary course of business, without the prior written consent of Tamasik :

          (a)   Except as otherwise contemplated or  required  by
     this   Agreement,  sell,  dispose  of  or  encumber  any  of
     its  properties or assets;

          (b)   Except  as set forth in paragraph 5.01(c)  above,
     declare  or  pay any dividends on  shares  of   its  capital
     stock   or  make any other distribution of assets   to   the
     holders thereof;

          (c) Except as set forth in paragraph 5.01(d) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital
     stock   or   acquire or agree to acquire any shares  of  its
     capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (f)  Incur any indebtedness for borrowed money, assume,
     guarantee,  endorse  or   otherwise become  responsible  for
     obligations of any other party, or make loans or advances to any other party;

          (g)    Make  any  material  change  in  its   insurance
     coverage;

          (h)  Increase in any manner the compensation, direct or
     indirect,   of  any of its officers or executive  employees;
     except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j)  Make any capital expenditures.

5.02 Conduct and Transactions of Tamasik . During the period from the date hereof to the date of Closing, Tamasik shall:

          (a)   Obtain an investment letter from each shareholder
     of  Tamasik  in  a  form substantially like  that   attached
     hereto  as Exhibit B.

          (b)    Conduct  the  operations  of  Tamasik   in   the
     ordinary course of business.

     Tamasik  shall  not  during  such  period,  except  in   the
ordinary course of business, without the prior written consent of
PIH:

          (a)   Except as otherwise contemplated or  required  by
     this  Agreement,  sell,  dispose  of  or  encumber  any   of
     the  properties or assets of Tamasik;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (f)  Incur any indebtedness for borrowed money, assume,
     guarantee,  endorse  or   otherwise become  responsible  for
     obligations of any other party, or make loans or advances to any other party;

          (g)  Make  any  material change in its insurance coverage;

          (h)  Increase in any manner the compensation, direct or
     indirect,   of  any of its officers or executive  employees;
     except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

               (j)  Make any material capital expenditures.

          (k) Allow any of the foregoing actions to be taken by any subsidiary of Tamasik .

                            ARTICLE 6
                      RIGHTS OF INSPECTION

6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, PIH and Tamasik agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of PIH or Tamasik, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, PIH and Tamasik will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.


                            ARTICLE 7
                      CONDITIONS TO CLOSING

7.01   Conditions  to Obligations of Tamasik. The  obligation  of
Tamasik to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Tamasik .

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by PIH which in the opinion of Tamasik would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of PIH set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. PIH shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and PIH shall have complied in all material respects with the course of conduct required by this Agreement.

           (c) Corporate Action. PIH shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for
     Tamasik that PIH has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Execution of this Agreement by the shareholders of Tamasik and any consents necessary for or approval of any party listed on any Schedule delivered by PIH whose consent or approval is required pursuant thereto shall have been obtained.

          (e) Financial Statements. Tamasik shall have been furnished with audited financial statements of PIH including, but not limited to, balance sheets and profit and loss statements from fiscal year end 1998, 1999 and unaudited financial statements for the period ending June 30, 2000. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of PIH as of June 30, 2000.

          (f)     Statutory    Requirements.     All    statutory
     requirements  for the valid consummation by   PIH   of   the
     transactions  contemplated  by  this Agreement  shall   have
     been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by PIH for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Changes in Financial Condition of PIH. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of PIH, except expenditures in furtherance of this Agreement.

          (i) Absence of Pending Litigation. PIH is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (j) Authorization for Issuance of Stock. Tamasik shall have received in form and substance satisfactory to counsel for Tamasik a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of PIH to issue stock certificates representing ownership of PIH common stock to Tamasik shareholders in accordance with the terms of this Agreement and a letter from said Registrar and

Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

7.02 Conditions to Obligations of PIH. The obligation of PIH to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by PIH.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Tamasik, which in the opinion of PIH, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Tamasik set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. Tamasik shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Tamasik shall have complied in all respects with the course of conduct required by this Agreement.

           (c) Corporate Action. Tamasik shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for PIH that Tamasik has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d)  Consents.  Any consents necessary for or  approval
     of   any   party   listed  on  any  Schedule  delivered   by
     Tamasik,   whose  consent or approval is  required  pursuant
     thereto, shall have been obtained.

          (e)    Financial  Statements.   PIH  shall  have   been
     furnished with audited balance sheet of Tamasik as of its inception through June 30, 2000.

          (f)      Statutory    Requirements.    All    statutory
     requirements for  the  valid  consummation  by  Tamasik   of
     the  transactions  contemplated  by  this  Agreement   shall
     have  been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Tamasik for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h)      Employment   Agreements.    Existing   Tamasik
     employment agreements will have been delivered to counsel for PIH.

          (i) Changes in Financial Condition of Tamasik . There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Tamasik, except expenditures in furtherance of this Agreement.

          (j) Absence of Pending Litigation. Tamasik is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (k)    Shareholder Approval.   The Tamasik shareholders
     shall   have   approved   the   Agreement   and   Plan    of
     Reorganization.

                            ARTICLE 8
                  MATTERS SUBSEQUENT TO CLOSING

8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

                            ARTICLE 9
             NATURE AND SURVIVAL OF REPRESENTATIONS

9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by
PIH or Tamasik pursuant hereto, or otherwise adopted by PIH, by its written approval, or by Tamasik by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by PIH or Tamasik as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                           ARTICLE 10
   TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

10.01    Termination.    Anything   herein   to   the    contrary
notwithstanding, this Agreement and any agreement   executed   as
required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

          (a) By mutual written consent of the Boards of Directors of PIH and Tamasik .

          (b)   By the Board of Directors of PIH if any  of   the
     conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

          (c)    By the Board of Directors of Tamasik  if any  of
     the  conditions  set  forth  in  Section  7.01   shall   not
     have  been satisfied by the Closing Date.

10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this
Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                           ARTICLE 11
              EXCHANGE OF SHARES; FRACTIONAL SHARES

11.01 Exchange of Shares. At the Closing, PIH shall issue a letter to the transfer agent of PIH with a copy of the resolution of the Board of Directors of PIH authorizing and directing the issuance of PIH shares as set forth on Exhibit A to this Agreement.

11.02 Restrictions on Shares Issued to Tamasik . Due to the fact that Tamasik will receive shares of PIH common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of PIH will contain the following legend:

               The    shares   represented   by    this
          certificate   have not been registered  under
          the Securities Act  of 1933.  The shares have
          been  acquired  for investment and may not be
          sold  or  offered for  sale  in  the  absence
          of   an   effective  Registration   Statement
          for the shares  under the  Securities Act  of
          1933  or  an opinion  of counsel    to    the
          Corporation    that    such  registration  is
          required.

                           ARTICLE 12
                          MISCELLANEOUS

12.01   Construction.   This Agreement shall  be  construed   and
enforced   in  accordance with  the laws of  the  State  of  Utah
excluding the conflicts of laws.

12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

          If to "PIH"                   If to "Tamasik "

          Ms. Kitty Chow                 Mr. Stanley Hong
          163-10  Northern  Blvd., #202  19-02  Whitestone Expwy.
          New York, NY  11358            Whitestone, NY  11357

          With copies to:

          Cletha A. Walstrand, Esq.
          Lehman Walstrand & Associates, LLC
          620 Judge Building
          8 East Broadway
          Salt Lake City,  UT  84111

12.03   Amendment  and  Waiver.  The  parties  hereby   may,   by
mutual  agreement  in writing signed by each  party,  amend  this
Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

          (a) Extend the time for the performance of any of the obligations of the other;

           (b)  Waive any inaccuracies in representations by  the
     other  contained  in  this Agreement  or  in  any   document
     delivered pursuant hereto;

          (c)   Waive compliance by the other with  any  of   the
     covenants contained in this Agreement, and performance of any obligations by the other; and

          (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by PIH or Tamasik shall not constitute a waiver of the right to pursue other available remedies.

12.05   Counterparts.  This Agreement may be executed in  one  or
more  counterparts, each of which shall be deemed  an   original,
but  all   of  which together shall constitute one and  the  same
instrument.

12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of PIH and Tamasik and its shareholders.

12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.08   Each  Party to Bear its Own Expense.  PIH   and   Tamasik
shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and
performance  of  this  Agreement,  including  counsel   fees  and
accountant fees.

12.09   Captions  and  Section Headings.  Captions  and   section
headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     Executed as of the date first written above.

"PIH"                                   "Tamasik "

Pacific International Holding, Inc.      TamasikTechnologies Corporation
a Utah corporation                       a Utah corporation



By:/s/Kitty Chow                        By:/s/Stanley Hong
Kitty Chow, President                   Stanley Hong, President

     The undersigned hereby approves the Agreement and Plan of Reorganization with Pacific International Holding, Inc.. The undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with Pacific International Holding, Inc. and understands its terms and conditions.

Shareholders of Tamasik Technologies Corporation


/s/Stanley hong                    Date:11/10/00
Stanley Hong, sole shareholder

                           EXHIBIT A



       Name of                               Number of
     Shareholder                               Shares

     Stanley Hong                            3,395,525

                            EXHIBIT B

               INVESTMENT REPRESENTATION STATEMENT

PURCHASER:          Stanley Hong

ISSUER:        Pacific International Holding, Inc.

SECURITY:      Common Stock, par value $.001

QUANTITY:      3,395,525 Shares

     In   connection  with  the  purchase  of  the   above-listed
Securities of the Company, I, the purchaser represent to the Company the following:

     (1) Investment. I am aware of the Company's business affairs and financial condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

     (2) Restrictions on Transfer Under Securities Act. I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

     (3) Sales Under Rule 144. I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

     (4) Limitations on Rule 144. I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

     (5) Sales Not Under Rule 144. I further acknowledge that, if all the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

     (6) Stop Transfer Instructions. I further understand that stop transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

     (7)    Additional   Representations  and   Warranties.    In
addition, I represent and warrant:

          (i)   That I have had the opportunity to  ask
          questions of,  and receive answers from,  the
          Company ( or any person acting on its behalf)
          concerning   the  Company  and  my   proposed
          investment in the Securities;

          (ii)  That  I  have  concluded  that  I  have
          sufficient information upon which to base my decision to acquire the Securities;

          (iii)       That   I   have   made   my   own
          determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

          (iv) That I understand that in acquiring  the
          Securities,  I am making a highly speculative
          investment  with  the  knowledge   that   the
          Company   is   in  the  initial   stages   of
          development;

          (v)    That  I  am  capable  of  bearing  the
          economic  risk and burdens of the investment,
          the  possibility of complete loss of  all  of
          the investment, and the possible inability to
          readily liquidate the investment due  to  the
          lack of   public market; and

          (vi)  That I understand that, in selling  and
          transferring the Securities, the Company  had
          relied    upon   an   exemption   from    the
          registration  requirements of the  Securities
          Act   and  that,  in  an  attempt  to  effect
          compliance  with all the conditions  of  such
          exemption,  the  Company is relying  in  good
          faith    upon    all    of    my    foregoing
          representations and warranties.

                         SIGNATURE OF PURCHASER

Date:11/10/00

                         /s/Stanley Hong
Address:                 Stanley Hong

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